Exhibit 99.3
FORM OF LETTER TO BROKERS, DEALERS, BANKS AND OTHER NOMINEE HOLDERS
HERTZ GLOBAL HOLDINGS, INC.
Subscription Rights to Purchase Shares of Common Stock Offered Pursuant to Subscription Rights
Distributed to Stockholders of Hertz Global Holdings, Inc.
June 26, 2019
To Brokers, Dealers, Banks, and Other Nominees:
This letter is being distributed to brokers, dealers, banks, and other nominees in connection with the rights offering (the “rights offering”) by Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), of shares of its common stock, par value $0.01 per share (the “common stock”), pursuant to transferable subscription rights (the “rights”) distributed to all holders of record (“record holders”) of shares of common stock, as of 5:00 pm Eastern Time on June 24, 2019 (the “record date”). The rights are described in the Company’s Prospectus Supplement, dated June 13, 2019 (together with the accompanying prospectus, the “Prospectus”).
In the rights offering, the Company is offering up to an aggregate of 57,915,055 shares of its common stock pursuant to the Prospectus. The rights will expire, if not exercised, by 5:00 p.m. Eastern Time on July 12, 2019 (the “expiration date”), unless extended by the Company.
As described in the accompanying Prospectus, each record holder will receive one right for every share of common stock owned of record as of 5:00 p.m. Eastern Time on the record date.
Each right will allow the holder thereof to subscribe for 0.688285 shares of common stock (the “basic subscription right”) at the subscription price of $12.95 per whole share of common stock (the “subscription price”). Fractional rights will not be issued. Fractional rights will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that the Company offers 57,915,055 shares of common stock in the rights offering. As an example, if you owned 1,000 shares of common stock as of the record date, you would receive 1,000 rights pursuant to your basic subscription right, and you would have the right to purchase 688 shares of common stock in the rights offering pursuant to your basic subscription right.
In addition, rights holders who fully exercise their basic subscription right will be entitled to subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription right”). The over-subscription right allows a rights holder to subscribe for additional shares of common stock at the subscription price per share on a pro rata basis if any shares are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration date. “Pro rata” means in proportion to the number of shares of common stock that you and the other rights holders have subscribed for under the over-subscription right.
Holders may exercise such holder’s over-subscription right only if such holder exercised its basic subscription right in full and other holders of rights do not exercise their basic subscription rights in full. If there are not enough shares of common stock to satisfy all subscriptions made under the over-subscription right, the Company will allocate the remaining shares of common stock pro rata, after eliminating all fractional shares, among those over-subscribing rights holders. For purposes of determining if a holder has fully exercised its basic subscription right, the Company will consider only the basic subscription right held by such holder in the same capacity. See “The Rights Offering—Basic Subscription Rights and Over-Subscription Rights” in the Prospectus.

The rights are evidenced by a subscription rights certificate (a “subscription rights certificate”) registered in your name or the name of your nominee. Each beneficial owner of shares of common stock registered in your name or the name of your nominee is entitled to one right for every share of common stock owned by such beneficial owner as of the record date. The rights are transferable and are expected to trade on the New York Stock Exchange (“NYSE”) until the close of trading on the NYSE on July 11, 2019, the last business day prior to the scheduled expiration date of this rights offering (or, if the offer is extended, on the business day immediately preceding the extended expiration date).
We are asking persons who hold shares of common stock beneficially and who have received the rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of common stock directly and prefer to have such institutions effect transactions relating to the rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate subscription rights certificate to contact the appropriate nominee as soon as possible and request that a separate subscription rights certificate be issued.
Please take prompt action to notify any beneficial owners of common stock as to the rights offering and the procedures and deadlines that must be followed to exercise their rights. If you exercise the over-subscription right on behalf of beneficial owners of rights, you will be required to certify to the subscription agent and the Company, in connection with the exercise of the over-subscription right, as to the aggregate number of rights that have been exercised pursuant to the basic subscription right, whether the basic subscription right of each beneficial owner of rights on whose behalf you are acting has been exercised in full and the number of shares of common stock being subscribed for pursuant to the over-subscription right by each beneficial owner of rights on whose behalf you are acting.
All commissions, fees, and other expenses (including brokerage commissions and transfer taxes), other than certain fees and expenses of the subscription agent and the information agent, incurred in connection with the exercise of the rights will be for the account of the holder of the rights, and none of such commissions, fees, or expenses will be paid by the Company, the subscription agent or the information agent.
Enclosed are copies of the following documents:

(1)	Prospectus;

(2)	Subscription Rights Certificate;

(3)	Instructions as to Use of the Hertz Global Holdings, Inc. Subscription Rights Certificates;

(4)	Notice of Guaranteed Delivery;

(5)	Form of Beneficial Holder Election Form; and

(6)	Form of Nominee Holder Certification.
Your prompt action is requested. To exercise rights, you should deliver the properly completed and signed subscription rights certificate, with payment of the subscription price in full for each share of common stock subscribed for, to the subscription agent, as indicated in the Prospectus. The subscription agent must receive the subscription rights certificate with payment of the subscription price on or prior to 5:00 p.m. Eastern Time on the expiration date. All payments of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by personal check drawn upon a United States bank payable to Computershare Trust Company, N.A., as subscription agent. Failure to return the properly completed subscription rights certificate with the correct payment will result in your not being able to exercise the rights held in your name on behalf of yourself or other beneficial owners. A rights holder cannot revoke the exercise of his or her rights. Rights not exercised prior to the expiration date will expire without value.

Additional copies of the enclosed materials may be obtained from the information agent, Georgeson LLC. The information agent’s toll-free telephone number is (888) 607-6511.

Very truly yours,
Hertz Global Holdings, Inc.
NOTHING IN THE PROSPECTUS OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF HERTZ GLOBAL HOLDINGS, INC., THE SUBSCRIPTION AGENT, THE INFORMATION AGENT, OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.